Exhibit 99. 3

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Balance Sheets
March 31, 2005
(Unaudited)
(in thousands)

2005
Assets

Current assets:
Cash and cash equivalents	$6,892
Accounts and royalties receivable, net	11,257
Inventories	10,702
Prepaid expenses and other current assets	17

Total current assets	28,868

Property and equipment, net	1,978
License fees, net	18,683
Production costs, net	3,964

Total assets	$53,493

Liabilities and Partners’ Capital

Accounts payable and accrued liabilities	$1,917
Accrued market development funds	1,074
Royalties payable	9,782
Deferred revenue	3,334

Total liabilities	16,107

Commitments and contingencies

Partners’ Capital	37,386

Total liabilities and Partners’ Capital	$53,493

See accompanying notes to unaudited combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Statements of Income
Three Months Ended March 31, 2005 and 2004
(Unaudited)
(in thousands)

	2005	2004
Net sales:
Wholesale and retail sales	$3,736	$11,435
License and royalty revenue	3,030	2,659
Other	226	268

Total net sales	6,992	14,362

Cost of sales	2,980	7,169

Gross Profit	4,012	7,193

Operating expenses:
Selling, general and administrative	2,840	617
Depreciation and amortization	61	113

	2,901	730

Income from operations	1,111	6,463

Interest expense — related party	53	107

Net income	$1,058	$6,356

See accompanying notes to unaudited combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Statements of Cash Flows
Three Months Ended March 31, 2005 and 2004
(Unaudited)
(in thousands)

	2005	2004
Cash flows from operating activities:
Net income	$1,058	$6,356
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for returns and doubtful accounts	(3,516)	(7,050)
Amortization of license advances	733	1,161
Amortization of production costs	430	301
Depreciation of capital assets	61	113
Changes in deferred revenue	2,882	241
Changes in assets and liabilities:
Accounts receivable	20,705	13,346
Inventory	(629)	(1,234)
Prepaid expenses and other assets	94	138
License advance expenditures	(1,940)	(3,859)
Production cost expenditures	(1,171)	(705)
Accounts payable and accrued liabilities	79	641
Accrued market development funds	111	53
Royalties payable	(717)	(806)

Net cash provided by operating activities	18,180	8,696

Cash flows from investing activities:
Capital expenditures	(19)	(204)
Bond paid	—	(100)

Net cash used in investing activities	(19)	(304)

Cash flows from financing activities:
Distributions to partners	(12,000)	—
Payments of notes payable	(4,000)	—

Net cash used in operating activities	(16,000)	—

Net increase in cash and cash equivalents	2,161	8,392

Cash and cash equivalents, beginning of period	4,731	4,238

Cash and cash equivalents, end of period	$6,892	$12,630

Supplemental disclosure of cash flow information:
Cash paid for interest	$53	$107

See accompanying notes to unaudited combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Notes to Unaudited Combined Financial Statements

Note 1 - Interim Financial Information

In the opinion of management, the accompanying unaudited condensed combined financial statements contain all of the adjustments necessary for a fair presentation of the financial position of FUNimation Productions, Ltd. (“Productions”) and The FUNimation Store, Ltd. (the “Store”) (collectively, the “Company”) as of March 31, 2005 and the results of operations and cash flows for the interim periods presented herein in accordance with accounting principles generally accepted in the United States of America. All such adjustments are of a normal recurring nature. Results of operations and cash flows for the current unaudited interim period are not necessarily indicative of the results that may be expected for the entire fiscal year.

While the Company believes the disclosures presented are adequate to make the information not misleading, it is suggested that these condensed combined financial statements should be read in conjunction with the combined financial statements and notes to the combined financial statements as of and for the years ended December 31, 2004, 2003 and 2002 included in this 8-K/A filing.

Note 2 - Organization and Summary of Significant Accounting Policies

Organization and Business - Productions, a limited partnership, is a diversified entertainment company whose operations consist of the acquisition and production of animated television films for distribution and licensing to broadcast and cable television networks as well as wholesale sales of those films in VHS and DVD formats. In addition, Productions also engages in the acquisition of merchandising licenses.

Store, a limited partnership, is a retail company that sells related program merchandise primarily through the internet. Sales by Store approximated $434,000 and $706,000 during the three months ended March 31, 2005 and 2004, respectively.

Principles of Combination - The combined financial statements include the accounts of Productions and Store. Productions was formed in 1994 as an S-corporation. In 1999, Productions elected to become a limited partnership. The Store was formed at the beginning of 2000 as a limited partnership. Both Productions and the Store are owned by partners that have substantially the same ownership. All significant intercompany balances and transactions have been eliminated in combination.

Partner Capital Accounts - The Companys’ partnership agreements provide that the net cash flow (as defined) shall be distributed to the general and limited partners in accordance with their partnership percentage. Excess revenue over expenses shall be allocated among the general and limited partners in the same proportions as net cash flow described above. Excess expenses over revenue shall be allocated, in all cases, among the general and limited partners in accordance with their partnership percentages.

Management’s Estimates and Assumptions - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Fair Value of Financial Instruments - The carrying amount of the Company’s financial instruments, which principally include cash, trade receivables, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments. The fair value of the Company’s debt instruments approximates the amount of future cash flows associated with each instrument. The carrying value of debt instruments are not materially different from fair value, as the interest rate approximates rates currently available to the Company.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Notes to Unaudited Combined Financial Statements

Cash and Cash Equivalents - Investments in highly liquid securities with original maturities of three months or less are considered cash equivalents.

Accounts and Royalties Receivable - Accounts receivable represent trade receivables from customers less allowances for doubtful accounts and returns. Such allowances are established by management based on historical experience and evaluation of specific accounts. Receivables are charged against the allowance for doubtful accounts when management determines such accounts are uncollectible.

Royalties receivable represent uncollected royalties earned on sale of licensed products, less allowances for doubtful accounts.

A reserve for sales returns is established based on historical trends in product return rates. The reserve for sales returns as of March 31, 2005 was $6,995,000, for estimated future returns that were recorded as an offset to revenues and accounts receivable. If the actual returns were to deviate from the historical data on which the reserve had been established, revenues could be adversely affected.

Revenue Recognition - All revenue is recognized upon meeting the recognition requirements of American Institute of Certified Public Accountants Statement of Position (“SOP”) 00-2, Accounting by Producers or Distributors of Films. Revenues from home video distribution are recognized, net of an allowance for estimated returns, in the period in which the product is available for sale by the Company’s customers (generally upon shipment to the customer and in the case of new releases, after “street date” restrictions lapse). Revenues from broadcast licensing and home video sublicensing are recognized when the programming is available to the licensee and other recognition requirements of SOP 00-2 are met. Fees received in advance of availability are deferred until revenue recognition requirements have been satisfied. Royalties on sales of licensed products are recognized in the period earned. In all instances, provisions for uncollectible amounts are provided at the time of sale.

Inventories - Inventories consist primarily of finished products for sale and are carried at the lower of cost (first-in, first-out method) or market. Management periodically reviews inventory and provides reserves for excess, obsolete or damaged inventory based on changes in customer demand, technology and other economic factors.

Participation Costs and License Fees - License Fees represent fixed minimum advance payments made to program suppliers for exclusive distribution rights. A program supplier’s share of distribution revenues (“Participation Cost”) is retained by the Company until the share equals the License Fees paid to the program supplier plus recoupable production costs and assessed for impairment. Thereafter, any excess is paid to the program supplier. License Fees are amortized as recouped by the Company. Participation costs are accrued in the same ratio that current period revenue for a title or group of titles bear to the estimated remaining unrecognized ultimate revenue for that title.

Production Costs - Production costs represent unamortized costs of films and television programs, which have been produced by Productions or for which Productions has acquired distribution rights. Costs of produced films and television programs include all production costs, which are expected to be recovered from future revenues. Amortization of production costs is determined based on the ratio that current revenue earned from the films and television programs bear to the ultimate future revenue, as defined by SOP 00-2.

When estimates of total revenues and costs indicate that an individual title will result in an ultimate loss, an impairment charge is recognized to the extent that license fees and production costs exceed estimated fair value, based on discounted cash flows, in the period when estimated.

Property, Equipment and Depreciation - Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives (3 to 20 years) of the assets using the straight-line method. The Company periodically reviews the carrying value of its long-lived assets for possible impairment. In management’s opinion, there is no impairment of such assets at March 31, 2005.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Notes to Unaudited Combined Financial Statements

Royalties Payable - Royalties payable represents management’s estimate of accrued and unpaid ultimate participation costs as of the end of the fiscal year. Royalties are generally due and paid to the licensor one month after each quarterly period for sales of merchandise and license fees received.

Advertising - Advertising costs are expensed as incurred. Advertising expense amounted to approximately $189,000 and $136,000 for the three months ended March 31, 2005 and 2004, respectively.

Market Development Funds - In accordance with Emerging Issues Task Force (“EITF”) 01-09, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products, the Company has classified market development funds deducted from payment for purchases by customers as a reduction to revenues.

Income Taxes - The Company is not a taxpaying entity for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income and losses are reflected in the partners’ individual or corporate income tax returns in accordance with their ownership percentages.

Impairment of Long-Lived and Intangible Assets - In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the recoverability of the carrying amount of its long-lived assets and certain identifiable intangibles to be held and used by the Company. Such reviews are performed at least annually and whenever events or changes in circumstances indicate full recoverability is questionable.

Assessment of recoverability includes a comparison of the asset’s carrying value to the sum of the undiscounted estimated future cash flows anticipated to be generated from the asset’s use and eventual disposition. If the Company determines that impairment has occurred, the measurement of the impairment will be equal to the excess of the asset’s carrying amount over its fair value. Factors used in ascertaining the estimated fair value include operating income before interest and television ratings, among others. Should the review determine impairment, the loss will be recognized through the statement of income, and the corresponding asset value will be reduced.

Concentration of Credit Risk - As of March 31, 2005, four customers made up 69% of gross accounts receivable. During the three months ended March 31, 2005 and 2004, three and three customers made up 58% and 82% of revenues, respectively. The Company operates under exclusive distribution rights granted by approximately 18 licensors. During the three months ended March 31, 2005 and 2004, 76% and 83% of gross revenue, respectively, was derived from sales of products under multiple licensing arrangements with three and two licensors. The inability to access future licenses through a loss of these licensor relationships could have a material negative effect on the operations of the Company.

Note 3 - Accounts and Royalties Receivables

Accounts and royalties receivable as of March 31, 2005 consists of the following (in thousands):

2005
Accounts and royalties receivable	$18,953
Allowance for doubtful accounts	(701)
Allowance for sales returns	(6,995)

$11,257

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Notes to Unaudited Combined Financial Statements

Note 4 - License Fees

License fees as of March 31, 2005 consists of the following (in thousands):

2005
License fees	$34,204
Accumulated amortization	(15,521)

$18,683

Amortization of license fees was $733,000 and $1,161,000 for the three months ended March 31, 2005 and 2004, respectively. These amounts have been included in royalty expense in the accompanying statements of income. License fees are amortized as recouped by the Company.

Note 5 - Production Costs

Production costs as of March 31, 2005 consists of the following (in thousands):

2005
Production costs	$14,688
Accumulated amortization	(10,724)

$3,964

Amortization of production costs was approximately $430,000 and $301,000 for the three months ended March 31, 2005 and 2004, respectively. These amounts have been included in cost of sales in the accompanying statements of income.

Note 6 - Property and Equipment

Property and equipment as of March 31, 2005 consists of the following (in thousands):

	Useful Life	2005
Land	—	$217
Building	20 years	1,532
Fixtures and equipment	3 - 7 years	856

		2,605
Accumulated depreciation and amortization		(627)

		$1,978

Note 7 - Related Party Leases

Productions and the Store occupy facilities, which are owned by parties related by common ownership. Such leases are month-to-month. Lease expense approximated $139,000 and $81,000 for the three months ended March 31, 2005 and 2004, respectively.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Notes to Unaudited Combined Financial Statements

Note 8 - Retirement Plan

Employees of Productions may participate in the FUNimation Productions, Ltd. 401 (k) Profit Sharing Plan (the “Plan”), whereby eligible employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age requirements. In addition, Productions may make discretionary matching contributions to the Plan up to 3% of each eligible employee’s salary. Productions made contributions to the Plan of approximately $28,000 and $13,000 for the three months ended March 31, 2005 and 2004, respectively.

Note 9 - Commitments and Contingencies

Legal Proceedings

In the normal course of business, Productions and the Store are involved in various litigation matters that, other than the matter described below, are incidental to the operation of the business. These matters generally arise out of the ordinary course of business. The Company intends to vigorously defend against the claims discussed below and to vigorously pursue its claims. Because of the contingencies and uncertainties associated with litigation of this kind, it is difficult if not impossible to predict the exposure to the Company, if any, at this juncture.

     Faulconer Productions Music Corp. v. FUNimation Productions, Inc. et al.

Faulconer Productions Music Corporation (FPMC) filed a lawsuit in the U.S. District Court for the Eastern District of Texas on September 24, 2003 alleging that FUNimation Productions, Ltd. and certain other defendants fraudulently induced it to enter into contracts pursuant to which FUNimation had commissioned it to compose music for certain television episodes. FPMC also claims that it owns all copyrights in the music and that FUNimation has infringed upon its music copyrights. FPMC is asserting state law claims for fraudulent inducement, fraudulent misrepresentation, negligent misrepresentation, negligence, breach of contract, unjust enrichment, breach of the duty of good faith and fair dealing, conspiracy to commit fraud, and a host of similar claims related to a proposed settlement agreement related to this case. FPMC seeks damages of approximately $13.0 million.

FUNimation instituted an action against FPMC and Bruce Faulconer, a principle of FPMC, in the U.S. District Court for the Northern District of Texas. These two cases were consolidated in the Eastern District of Texas. FUNimation asserts claims for trademark and copyright infringement, passing off, and breach of contract. Actual damages have not yet been calculated. FUNimation also seeks attorneys’ fees on the copyright infringement and contract claims and in connection with the defense of FPMC’s copyright infringement claims.

FUNimation has filed a motion to dismiss all fraud-based, breach of the duty of good faith and fair dealing, negligent misrepresentation, and negligence claims. Additionally, this motion to dismiss seeks the dismissal of all claims relating to the individual defendants.

Employment Agreement

Productions has an employment agreement with an owner and officer that provides that 1% of profits on its major license be paid quarterly, expense during the three months ended March 31, 2005 and 2004 totaled $78,000 and $0, respectively. This employment agreement was terminated as of May 11, 2005 and no obligations to pay a portion of profits continues at this time.

Note 10 - Subsequent Event

On May 11, 2005 the Company was purchased by Navarre Corporation (“Navarre”), a Minnesota corporation formed in 1983. Navarre publishes and distributes a broad range of home entertainment and multimedia products, including PC software, CD audio, DVD and VHS video, video games and accessories.